Exhibit 10.1

CONFIDENTIAL

GLOBAL AMENDMENTS TO

VOGTLE ADDITIONAL UNITS AGREEMENTS

This Global Amendments to Vogtle Additional Units Agreements, dated as of February 18, 2019 (“Global Amendment”), is by and among GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia (“GPC”), OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation formed under the laws of the State of Georgia (“OPC”), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public body corporate and politic and an instrumentality of the State of Georgia (“MEAG”), MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, each a Georgia limited liability company (collectively, the “MEAG SPVs”), and THE CITY OF DALTON, GEORGIA, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners d/b/a Dalton Utilities (“Dalton”) (GPC, OPC, MEAG, the MEAG SPVs and Dalton hereinafter referred to individually as a “Party” and collectively called the “Parties”).

WITNESSETH

WHEREAS, GPC, OPC, MEAG, the MEAG SPVs and Dalton entered into the agreements set forth in Appendix A in connection with the development, construction, licensing, startup, operation, maintenance, and decommissioning of two new nuclear generating units at the Vogtle Electric Generating Plant in Burke County, GA (collectively, the “Additional Units Agreements”); and

WHEREAS, in connection with the continuation of construction of the Additional Units, the Parties have agreed to amend certain of the Additional Units Agreements as set forth in this Global Amendment;

NOW, THEREFORE, in consideration of the recitals, the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties, intending to be legally bound, acknowledge, stipulate and agree as follows:

Section 1.0                                   Amendments to Agreement and Amendment.

1.1                               Section 2.1(a)(iii) of the Agreement and Amendment (as defined in item 12 of Appendix A) is deleted and replaced with the following:

(iii)                               (1) any (A) decision by the Georgia Public Service Commission (“GPSC”) to disapprove any portion of GPC’s share of the total Project investment or GPC’s associated financing costs in excess of the first 6% of such investment and financing costs for any six-month VCM reporting period or (B) determination by the GPSC during its review of GPC’s Seventeenth Semi-Annual Construction Monitoring Report, Request for Approval of the Expenditures Made between January 1, 2017 and June 30, 2017, and Request for Approval of the Revised Project Cost Estimates and Construction Schedule Pursuant to O.C.G.A. § 46-3A-

7(b), submitted by GPC to the GPSC August 31, 2017 (“VCM 17”) review, or at any time thereafter, (i) that any of GPC’s share of the total Project investment or GPC’s associated financing costs (except those already specified in GPSC’s December 20, 2016, Order Adopting Stipulation, filed January 3, 2017) in excess of the first 6% of such investment and financing costs during any six-month VCM reporting period from or after VCM 17 will not be recovered in GPC’s retail rates because they are deemed by the GPSC to be unreasonable or imprudent or for any other reason, or (ii) that such investment or associated financing costs in excess of the 6% threshold for any six-month VCM reporting period will be presumed to be unreasonable or imprudent or unrecoverable, in each case which decision or determination shall have become final and non-appealable; or (2) from or after the VCM 17 reporting period, GPC shall (i) not submit any portion of GPC’s share of the total Project investment or GPC’s associated financing costs in excess of the 6% threshold for any six-month VCM reporting period to the GPSC for approval by the conclusion of its routine VCM reporting process or (ii) publicly announce, with respect to any portion of GPC’s share of the total Project investment or GPC’s associated financing costs in excess of the 6% threshold for any six-month VCM reporting period, its intention not to submit such portion to the GPSC for approval for recovery in GPC’s rates (except, with respect to subclauses (2) (i) and (2)(ii), the $694,000,000 of its share of the total Project investment incurred during the six-month VCM reporting period covered by GPC’s Nineteenth Semi-Annual Construction Monitoring Report, submitted August 31, 2018, that GPC did not submit to the GPSC for approval for recovery in GPC’s rates); it being expressly understood and agreed that any investments or costs constituting the basis of a PAE under this subsection (2) shall not also support a PAE under subsection (1); provided, however, that amounts paid by GPC under Section 7.11 of the Ownership Participation Agreement to cover costs that would otherwise be borne by a non-GPC Participating Party shall not be taken into account for purposes of determining whether a PAE has occurred under this Section 2.1(a)(iii) and shall not count towards the 6% threshold for any six-month VCM reporting period;

1.2                               Section 2.1(a)(iv) of the Agreement and Amendment is deleted and replaced with the following (the flush proviso following section 2.1(a)(iv) is unmodified):

(iv)                              a cumulative increase in the estimated construction schedule for the Project, as reported to the Parties by SNC, that increases the construction schedule by an amount equal to or greater than one (1) year in excess of the longer of (x) the estimated construction schedule reported by GPC in VCM 17 (Commercial Operation dates of November 2021 for Unit 3 and November 2022 for Unit 4) and approved by the GPSC or (y) the longest of any estimated construction schedule approved by the Participating Parties owning at least an aggregate ninety percent (90%) Ownership Interest in the Additional Units in connection with a PAE (for example, if a PAE occurs for a cumulative increase in the estimated schedule for the Project, as reported to the Parties by SNC, of twelve months or more over the VCM 17 estimated schedule and the Participating Parties owning at least an aggregate ninety percent (90%) Ownership Interest in the Additional Units voted to continue or defer the Project, if the estimated schedule for the Project, as reported to the Parties by SNC, later increases on a cumulative basis by an additional twelve months or more, the later twelve-month or more increase shall constitute its own separate, additional PAE event).

For purposes of this Section 2.1(a)(iv), the phrase “as reported to the Parties by SNC,” shall mean, without duplication: (1) a written notice to the Parties executed by the Chief Executive Officer or Executive Vice President of SNC including such estimated construction schedule for the Project, or (2) a formal presentation by SNC or GPC for vote of the Parties of a proposed budget containing such estimated construction schedule for the Project for approval in accordance with the Ownership Participation Agreement, or (3) a filing by GPC with the GPSC including such estimated construction schedule for the Project; it being expressly understood and agreed that any estimated construction schedule for the Project can only constitute the basis for one PAE despite the multiple ways/times it may be reported to the Parties by SNC;

1.3                               Section 2.12 of the Agreement and Amendment is modified as follows:

(a)                                 Section 2.12(a) is amended to delete the third paragraph and replace it with the following: “[Insert description of each PAE event to which the Ballot relates.  For any PAE under 2.1(a)(iii), the description shall include the specific dollar amount of investment, financing costs or both that is the basis of the PAE.  For any PAE under 2.1(a)(iv), the description shall include the new estimated Commercial Operation dates that are the basis of the PAE.]”

(b)                                 Section 2.12(b) is amended to delete the first sentence and replace it with the following: “Each Party shall have fifteen (15) business days from its receipt of the Ballot to return a properly completed and executed Ballot to each of the other Parties (the “Ballot Deadline”).”

(c)                                  Section 2.12(d) is amended by adding the following to the end before the period: “; provided, however, in the event that Parties holding more than fifty percent (50%) of the Ownership Interest in the Additional Units vote to continue the Project, the Chief Executive Officer or Executive Vice President of GPC will direct the Chief Executive Officer or Executive Vice President of SNC to continue diligent performance of work for a period of thirty (30) days after expiration of the authorization period described in Section 2.12(c). During such thirty (30) day period, the Parties will negotiate in good faith regarding terms of the resumption of the Project. If at the conclusion of the extension period, the Parties holding an aggregate ninety percent (90%) or more of the Ownership Interest in the Additional Units do not agree to continue the Project, the Chief Executive Officer or Executive Vice President of GPC will direct the Chief Executive Officer or Executive Vice President of SNC to commence and have completed on behalf of the Parties the orderly termination of Project work, and the Parties who originally voted to continue the Project (“Voting Owners”) shall reimburse the Parties who originally did not vote to continue the Project (“Non-Voting Owners”) for such Non-Voting Owners’ portion of incremental Costs of Construction during such thirty (30) day period.”

1.4                               Section 3.1 of the Agreement and Amendment is deleted and replaced with the following:

Section 3.1                                    No Unilateral Deferral Rights. No Party shall have a unilateral right to defer the Project. Any provision of the Development Agreement or Ownership Participation Agreement that implies that GPC has a unilateral right to defer the Project shall be interpreted to give effect to the first sentence of this Section 3.1.

Section 2.0                                   Amendments to Ownership Participation Agreement.

2.1                               Section 5.3(b) of the Ownership Participation Agreement is amended to replace the first sentence with the following: “GPC may in its sole discretion elect to cancel the Project at any time.”

2.2                               Article V is amended by adding a new Section 5.9 as follows:

Section 5.9                                    Project Advisors. KPMG will be retained on behalf of the Participating Parties in accordance with the engagement letter executed with KPMG on July 24, 2018, to consult, advise and report to the Participating Parties on issues pertaining to (1) project management and controls, (2) organizational controls, (3) commercial management plans, and (4) interim project reports. KPMG will remain as project advisors until the earlier of: (1) KPMG is released by the Participating Parties owning at least an aggregate 67% Ownership Interest in the Additional Units or (2) the Commercial Operation of both Additional Units. If KPMG is no longer able or willing to fulfill such role they shall be replaced with an equivalent nationally recognized construction management group.

2.3                               Section 7.4 of the Ownership Participation Agreement is amended as follows:

(a)                                 Section 7.4(a) is amended by adding the parenthetical “(except as provided in Section 7.11)” in the first sentence after the phrase “in proportion to their respective Ownership Interests in such Additional Units” and before the phrase “in accordance with the further provisions of this Section 7.4;”:

(b)                                 Section 7.4 is amended by adding the following new Section 7.4(h):

(h)                                 To the extent Cost of Construction on an Additional Unit is less than the VCM 19 Forecast for that Additional Unit and achieves the 29+ Month Schedule as to that Additional Unit, GPC shall be entitled to 60.7% of the savings on the Additional Unit and the other Participating Parties will share 39.3% of the savings on the Additional Unit on a pro rata basis according to their Ownership Interests.

2.4                               Article VII of the Ownership Participation Agreement is amended by adding the following new Section 7.11 at the end:

Section 7.11                             Alternative Contribution Percentages. Notwithstanding Sections 5.4 and 7.4 of this Agreement, but without limiting the application of such sections to allocation of the Cost of Construction to the extent not addressed by this Section 7.11, the provisions of this Section 7.11 shall apply for purposes of determining the Participating

Parties’ payment responsibilities for the portion of costs addressed by this Section 7.11.

(a)                                 Consistent with Sections 5.4 and 7.4, each Participating Party will pay its share of Qualifying Construction Costs up to the VCM 19 Forecast plus $800 million according to their Ownership Interests.

(b)                                 In the event the estimate at completion is revised and exceeds the VCM 19 Forecast by more than $800 million, GPC will pay:

(i)                                     55.7% of actual Qualifying Construction Costs between the VCM 19 Forecast plus an additional $800 million and the VCM 19 Forecast plus an additional $1.6 billion; and the other Participating Parties will share 44.3% of such costs on a pro rata basis according to their Ownership Interests. For the avoidance of doubt GPC shall be obligated to pay up to $80 million of the other Participating Parties’ share of costs in the aggregate under this Section 7.11(b)(i).

(ii)                                  65.7% of the Qualifying Construction Costs between amounts greater than the VCM 19 Forecast plus an additional $1.6 billion and the VCM 19 Forecast plus an additional $2.1 billion, and the other Participating Parties will share 34.3% of such costs on a pro rata basis according to their Ownership Interests. For the avoidance of doubt GPC shall be obligated to pay up to $100 million of the other Participating Parties’ share of costs in the aggregate under this Section 7.11(b)(ii).

(c)                                  In the event the estimate at completion is revised and exceeds the VCM 19 Forecast plus $2.1 billion, each of the Participating Parties shall have a one-time option to be exercised or not at the time the budget forecast first shows the budget exceeding the VCM 19 Forecast plus $2.1 billion to tender a portion of its Ownership Interest to GPC in exchange for GPC’s agreement to pay 100% of such Participating Party’s remaining share of Cost of Construction in excess of the VCM 19 Forecast plus $2.1 billion.

(i)                                     In order to make an effective tender of its interest, a Participating Party must provide GPC with evidence that each lender, off taker or other party with an interest in a Participating Party’s interest in the Additional Units has approved the conveyance of such interest in the Additional Units to GPC under this Section 7.11(c) and has agreed to release any liens relating to the interest to be conveyed to GPC.

(ii)                                  The Ownership Interest to be conveyed from the tendering Participating Party to GPC shall be calculated based on each Participating Party’s share of Cost of Construction paid at the Commercial Operation date of Unit 4 divided by the total Cost of Construction paid by all Participating Parties at Commercial Operation date of Unit 4. In order to reconcile Ownership Interests to total Cost of Construction paid by each Participating Party, such interests shall be conveyed by the tendering Participating Party free and clear of all encumbrances or clouds on title, within 180 days of the Commercial Operation date of Unit 4. For purposes of the calculation to be done to determine the Ownership Interest to be conveyed the actual Cost of Construction of the Additional Units as of the Commercial Operation Date of Unit 4 shall be used.

(iii) GPC shall have the option of canceling the Project in lieu of accepting an offer under this Section 7.11(c).

(iv)                              If one or more Participating Parties exercise the option set forth in this Section 7.11(c) and GPC does not exercise its option of canceling the Project in lieu of such offer, then GPC shall accept such offer and each Participating Party’s Ownership Interest and right to output in the Additional Units will be adjusted in accordance with the percentage of the total Cost of Construction paid by that Participating Party, net of Toshiba guarantee payments, and each Participating Party shall be credited in the calculation in Section 7.11(c)(ii) for any Qualifying Construction Costs payments made by GPC on behalf of such Participating Party in accordance with Section 7.11(b) as if such payment was a Cost of Construction paid by that Participating Party, as of Commercial Operation date of Unit 4.

(v)                                 Any Participating Party that does not make a tender under Section 7.11(c) will share Cost of Construction in excess of VCM 19 Forecast plus $2.1 billion according to its Ownership Interest.

2.5                               Appendix A of the Ownership Participation Agreement is amended as follows:

(a)                                 A new definition for “29+ Month Schedule” is added as follows:

“29+ Month Schedule” means a schedule achieving Commercial Operation occurring on or before November 30, 2021 for Unit 3 and November 30, 2022 for Unit 4.

(b)                                 A new definition for “Force Majeure Event” is added as follows:

“Force Majeure Event” means any event or circumstance to the extent that it: (a) prevents or materially delays or materially increases the costs of the performance of work in connection with the Project (whether by GPC, Southern Nuclear Operating Company, Inc., or any contractors or subcontractors) or the performance of any GPC or Southern Nuclear Operating Company, Inc. obligation in connection with the various Project ownership and agency agreements; (b) is beyond the reasonable control of and not the result of the fault or negligence of GPC or Southern Nuclear Operating Company, Inc.; and (c) could not have been prevented by GPC’s or Southern Nuclear Operating Company, Inc.’s exercise of reasonable diligence. To the extent that the preceding conditions are satisfied, Force Majeure Events include the following events or circumstances: (i) war, civil insurrection, riots, sabotage, acts of terrorism; (ii) acts of God, including flash floods, hurricanes, tornadoes, typhoons, lightning strikes, earthquakes and the like; (iii) epidemics, quarantines, embargoes, trade disputes, blockades; (iv) labor disputes, strikes, labor shortages; (v) governmental actions or inactions (or significant delays associated with issuance of such actions) that affect the licensing, completion, startup, operations, or financing of the Project; (vi) changes in laws or regulations governing the Project; (vii) significant market fluctuations; (viii) bankruptcy or abandonment by contractors or subcontractors; (ix) significant supply chain disruptions, including shortages of equipment and materials; (x) administrative proceedings or litigation regarding ITAAC or other regulatory challenges to commencement of operation of the Project.

(c)                                  A new definition for “Project” is added as follows:

“Project” means the construction, completion, testing, startup and pre-operational turnover of the Additional Units.

(d)                                 A new definition for “Qualifying Construction Costs” is added as follows:

“Qualifying Construction Costs” means all Cost of Construction payable under this Agreement, provided however that Qualifying Construction Costs do not include: (i) costs that are the result of a Force Majeure Event, (ii) legal fees and legal expenses incurred due to litigation with contractors or subcontractors that are not subsidiaries or affiliates of Southern Company, and (iii) costs caused by non-GPC Participating Party requests, except for the exercise of a right to vote granted under this Agreement, that increase Costs of Construction by $100,000 or more.

(e)                                  A new definition for “Unit 3” is added as follows:

“Unit 3” means the Additional Unit referred to in VCM 19 as “Unit 3.”

(f)                                   A new definition for “Unit 4” is added as follows:

“Unit 4” means the Additional Unit referred to in VCM 19 as “Unit 4.”

(g)                                 A new definition for “VCM 19” is added as follows:

“VCM 19” means GPC’s Nineteenth Semi-Annual Construction Monitoring Report, submitted August 31, 2018.

(h)                                 A new definition for “VCM 19 Forecast” is added as follows:

“VCM 19 Forecast” means the total project cost of which GPC’s share is $8.4 billion.

Section 3.0                                                           Amendment to Development Agreement

3.1                               Section 3.8 of the Development Agreement is reinserted and shall read as follows:

3.8                               Cancellation. GPC may in its sole discretion elect to cancel the construction, completion, testing, startup and pre-operational turnover of the Additional Units at any time.

Section 4.0                                                           Amendments to Operating Agreement

4.1                               Article IV of the Operating Agreement is amended to add a Section 4.7 as follows:

Section 4.7                                    Production Tax Credits.

(a)                                 Each non-GPC Participating Party shall have the option to sell to GPC, at the applicable purchase price specified below, up to 100% of such Participating Party’s production tax credits available under Section 45J of the Internal Revenue Code (“PTCs”) earned in any given calendar month in connection with the energy output from the Additional Units.

The applicable purchase price for a non-GPC Participating Party’s PTCs earned in any calendar month shall be determined as follows:

(i)                                     If the total Cost of Construction (as that term is defined in the Additional Units Ownership Agreement) for both Additional Units, as determined at Commercial Operation of the second Additional Unit to reach Commercial Operation, is:

(1) less than or equal to the VCM 19 Forecast (as that term is defined in the Additional Units Ownership Agreement), the purchase price will be the amount equal to the product of the aggregate value of the PTCs earned in such month to be sold to GPC as determined under Section 45J(a) of the Internal Revenue Code (the “Monthly PTC Value”) multiplied by 0.88.

(2) greater than the VCM 19 Forecast and less than the VCM 19 Forecast plus $300,000,000, the purchase price will be the amount equal to the Monthly PTC Value multiplied by 0.91.

(3) greater than or equal to VCM 19 Forecast plus $300,000,000 and less than VCM 19 Forecast plus $600,000,000, the purchase price will be the amount equal to the Monthly PTC Value multiplied by 0.95.

(4) greater than or equal to VCM 19 Forecast plus $600,000,000, purchase price will be the amount equal to the Monthly PTC Value multiplied by 0.98.

(ii)                                  For purposes of determining the applicable purchase price after Commercial Operation of the first Additional Unit to reach Commercial Operation but before Commercial Operation of the second Additional Unit to reach Commercial Operation, the purchase price for any PTCs earned on energy generated from the first Additional Unit in any calendar month will be calculated based on the actual Cost of Construction (as that term is defined in the Additional Units Ownership Agreement) for the first Additional Unit and the then-current budget for remaining Cost of Construction to reach Commercial Operation of the second Additional Unit (an “Interim Completion Estimate”). Following Commercial Operation of the second Additional Unit, GPC and each Participating Party selling PTCs pursuant to this Section 4.7(a)(ii) shall determine the actual total Cost of Construction (as that term is defined in the Additional Units Ownership Agreement) for both Additional Units and, if such total actual Cost of Construction differs from any Interim Completion Estimate, GPC shall pay to any selling Participating Party, or any selling Participating Party shall pay to GPC, as applicable, the difference between any purchase price for PTCs determined based on an Interim Completion Estimate under this Section 4.7(a)(ii) and the amount that the purchase price for such PTCs would have been had it been calculated based on the actual total Cost of Construction for both Additional Units.

(b)                                 All purchases by GPC of PTCs under this Section 4.7 shall occur during the calendar month following the calendar month in which such PTCs were earned.

(c)                                  As a condition to any obligation by GPC to purchase and make payment for a Participating Party’s PTCs under this Section 4.7 in any given month, the Participating Party shall provide GPC with (i) documentation evidencing a transfer by such Participating Party to GPC (effective upon payment) of all right, interest and entitlement to such PTCs free of all liens and other encumbrances, and (ii) an affidavit by an officer of the Participating Party warranting that the Participating Party has not transferred any right, interest or entitlement to such PTCs to any other Person and the transfer to GPC all of the Participating Party’s right, interest and entitlement as to such PTCs is free and clear of all liens and without breach of any agreements.  The actual transfer of PTCs from the Participating Party to GPC shall be effected as provided in Section 45J of the Internal Revenue Code and all applicable regulations and guidance issued by the Internal Revenue Service or the Department of the Treasury with respect thereto as may be in effect from time to time.

(d)                                 With respect to any transfer of PTCs by a Participating Party to GPC contemplated by this Section 4.7, GPC and the Participating Party shall cooperate and consult with each other regarding, and take all actions required under Section 45J of the Internal Revenue Code and all applicable regulations and guidance issued by the Internal Revenue Service or the Department of the Treasury with respect thereto as may be in effect from time to time, for the Participating Party to timely elect the application of Section 45J(e) of the Internal Revenue Code with respect to such PTCs so that GPC shall be treated as the taxpayer with respect to such PTCs in accordance with Section 45J(e) of the Internal Revenue Code.

(e)                                  For purposes of this Section 4.7, each non-GPC Participating Party represents and warrants that it is a “qualified public entity” under Section 45J(e)(2)(A) of the Internal Revenue Code, and GPC represents and warrants that it is an “eligible project partner” under Section 45J(e)(2)(B) of the Internal Revenue Code.

(f)                                   GPC’s obligation under this Section 4.7 will only apply to MEAG Power SPVJ, LLC’s PTCs remaining following any GPC purchases of MEAG Power SPVJ, LLC’s PTCs under a separate agreement between GPC and MEAG.

SECTION 5.0                                          Miscellaneous.

Section 5.1                                    Defined Terms.                               Capitalized terms used in this Global Amendment and not defined in this Global Amendment have the meanings assigned in the respective Additional Units Agreements.

Section 5.2                                    Counterparts.  This Global Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Further, the signatures of the duly authorized representatives of each Party hereto need not be contemporaneous and shall be deemed effective if exchanged by electronic transfer between the Parties hereto or their respective designees, including transmittal by facsimile or electronic mail.

Section 5.3                                    Governing Law.  The validity, interpretation, and performance of this Global Amendment and each of its provisions shall be governed by the internal laws of the State of Georgia.

Section 5.4                                    Severability.  If any provision of this Global Amendment is declared by any regulator or court of competent jurisdiction to be invalid or unenforceable, the balance of this Global Amendment shall remain in effect, and this Global Amendment shall be interpreted so as to give full effect to its effective terms and still be valid and enforceable.

Section 5.5                                    Headings.  Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this Global Amendment.

Section 5.6                                    Beneficiaries.  This Global Amendment is entered into for the sole benefit of the Parties, and except as may be specifically provided herein, no other person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Global Amendment.

Section 5.7                                    Ratification.  As amended by this Global Amendment, the Agreement and Amendment, the Ownership Participation Agreement and the Operating Agreement remain in full force and effect.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the Parties have duly executed this Global Amendment as of the date first above written.

Signed, sealed and delivered in the presence of:		GEORGIA POWER COMPANY

/s/ Melanie Burks		By:	/s/ Chris Cummiskey
Witness		Name:	Chris Cummiskey
/s/ Cheryl K. Smiley		Title:	EVP, External Affairs & Nuclear Development
Notary Public
My Commission expires:	Feb. 27, 2020	Attest:	/s/ Meredith M. Lackey
		Its:	SVP, General Counsel & Corporate Secretary
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:		OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

/s/ Elizabeth B. Higgins		By:	/s/ Michael L. Smith
Witness		Name:	Michael L. Smith
/s/ Jean L. Wheeler		Title:	President and CEO
Notary Public
My Commission expires:	May 7, 2020	Attest:	/s/ Kimberly D. Adams
		Its:	Secretary
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:		MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA

/s/ Deborah Diaz		By:	/s/ James E. Fuller
Witness		Name:	James E. Fuller
/s/ Cindy R. Carter		Title:	President and Chief Executive Officer
Notary Public
My Commission expires:	Jan. 26, 2021	Attest:	/s/ Pete M. Degnan
		Its:	Sr. Vice President & General Counsel
(CORPORATE SEAL)

[Global Amendment signature page 1]

Signed, sealed and delivered in the presence of:		MEAG POWER SPVJ, LLC

		By:	MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, its sole member

/s/ Deborah Diaz		By:	/s/ James E. Fuller
Witness		Name:	James E. Fuller
/s/ Cindy R. Carter		Title:	President & Chief Executive Officer
Notary Public
My Commission expires:	Jan. 26, 2021	Attest:	/s/ Pete M. Degnan
		Its:	Sr. Vice President and General Counsel
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:		MEAG POWER SPVM, LLC

		By:	MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, its sole member

/s/ Deborah Diaz		By:	/s/ James E. Fuller
Witness		Name:	James E. Fuller
/s/ Cindy R. Carter		Title:	President & Chief Executive Officer
Notary Public
My Commission expires:	Jan. 26, 2021	Attest:	/s/ Peter M. Degnan
		Its:	Sr. Vice President and General Counsel
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:		MEAG POWER SPVP, LLC

		By:	MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, its sole member

/s/ Deborah Diaz		By:	/s/ James E. Fuller
Witness		Name:	James E. Fuller
/s/ Cindy R. Carter		Title:	President & Chief Executive Officer
Notary Public
My Commission expires:	Jan. 26, 2021	Attest:	/s/ Pete M. Degnan
		Its:	Sr. Vice President and General Counsel
(CORPORATE SEAL)

[Global Amendment signature page 2]

Signed, sealed and delivered in the presence of:		CITY OF DALTON, GEORGIA
BY: BOARD OF WATER, LIGHT AND
SINKING FUND COMMISSIONERS
D/B/A DALTON UTILITIES

/s/ Mark Buckner		By:	/s/Tom Bundros
Witness		Name:	Tom Bundros
/s/ Pam Witherow		Title:	CEO
Notary Public
My Commission expires:	May 13, 2019	Attest:	/s/ John Thomas
		Its:	Chief Energy Officer
(CORPORATE SEAL)

[Global Amendment signature page 3]

APPENDIX A

ADDITIONAL UNITS AGREEMENTS

1.             Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units, among GPC, OPC, MEAG and Dalton, dated as of May 13, 2005

a.       MEAG Side Letter, dated as of May 13, 2005

b.       Amendment No. 1, dated as of April 21, 2006

c.       Agreement as to Typographical Error, dated as of April 19, 2007

d.       Amendment No. 2, dated as of April 8, 2008

e.       First Addendum to Development Agreement, dated as of April 8, 2008

f.       Agreement and Amendment No. 3, among the original parties and the MEAG SPVs, dated as of February 20, 2014

2.             Additional Units Ownership Participation Agreement, among GPC, OPC, MEAG and Dalton, dated as of April 21, 2006, recorded in Burke County, Georgia

a.       Letter regarding Clarification of Section 4.2(f), dated as of April 5, 2008

b.       Amendment No. 1, dated as of April 8, 2008

c.       Side Letter regarding delivery of Construction Budget, dated as of June 18, 2009

d.       Agreement and Amendment No. 2, among the original parties and the MEAG SPVs, dated as of February 20, 2014

e.       Owners Consent to Assignment and Direct Agreement and Amendment, by and among the parties and PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association, dated as of February 20, 2014

3.             Side Letter regarding Designation of SNC as Agent for Development Agreement Activities, dated as of July 28, 2006

4.             Side Letter regarding Designation of SNC as Agent for Procurement, Contract Management, Construction and Pre-Operation Activities, dated as of July 30, 2008

a.       Amendment to Side Letter, dated January 24, 2018

Global Amendment

5.             Amended and Restated Operating Agreement, among GPC, OPC, MEAG and Dalton, dated as of April 21, 2006, recorded in Burke County, Georgia

a.       Amendment No. 1, dated as of April 8, 2008

b.       Agreement and Amendment No. 2, dated February 20, 2014

6.             Second Amended and Restated Nuclear Managing Board Agreement, among GPC, OPC, MEAG and Dalton, dated as of April 21, 2006

a.       Amendment No. 1, dated as of April 8, 2008

b.       Agreement and Amendment No. 2, dated as of February 20, 2014

7.             Amended and Restated Nuclear Operating Agreement, between GPC and Southern Nuclear Operating Company, Inc., dated as of April 21, 2006

8.             Declaration of Covenants and Cross-Easements for Vogtle Additional Units, made by GPC, OPC, MEAG and Dalton, dated as of April 21, 2006, recorded in Burke County, Georgia

a.       Amendment, dated December 18, 2013

9.             Omnibus Amendment Regarding Plant Vogtle Additional Units Description among GPC, OPC, MEAG and Dalton, dated December 1, 2013, as filed in Burke County

10.          Joint Defense Agreement — Licensing of Additional Vogtle Units, dated as of January 11, 2007, by and among SNC, Balch & Bingham, LLP, GPC, Troutman Sanders LLP, OPC, Sutherland Asbill & Brennan LLP, MEAG, Alston & Bird, LLP, Dalton and Minor, Bell & Neal

11.          Letter Agreement regarding Agency Authority under Plant Agreements, dated September 3, 2009

12.          Agreement Regarding Additional Participating Party Rights and Amendment No. 3 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement and Amendment No. 4 to Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units, dated November 2, 2017, among GPC, OPC, MEAG, the MEAG SPVs and Dalton (as amended, the “Agreement and Amendment”)

a.       First Amendment, dated August 31, 2018

Global Amendment